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                                                                     EXHIBIT 3.8


                                     [SEAL]


                               SECRETARY OF STATE



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                       IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great Seal of
                                         the State of California this

                                            Nov. 25, 1998
                                       -------------------------



         [SEAL]                        By: /s/ BILL JONES
                                          -------------------------------------
                                               Bill Jones


                                             Secretary of State






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       ENDORSED-FILED
    IN THE OFFICE OF THE
     SECRETARY OF STATE
OF THE STATE OF CALIFORNIA
    NOVEMBER 23 1998
BILL JONES, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                       NATIONAL INCOME REALTY CORPORATION


         The undersigned natural persons of full age, as incorporators and as the appropriate officers pursuant to Section 200.5(c) of the General Corporation Law of the State of California, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Corporations Code of the State of California, do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

         National Income Realty Trust, an existing unincorporated association, is being incorporated by the filing of these Articles of Incorporation pursuant to Section 200.5 of the California General Corporation Law.

                                   ARTICLE II

         The name of this corporation is NATIONAL INCOME REALTY CORPORATION.

                                   ARTICLE III

         The existence of this corporation shall be perpetual.

                                   ARTICLE IV

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                    ARTICLE V

         The name of this corporation's initial agent for service of process in the State of California is CT Corporation System.

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                                   ARTICLE VI

         (a) The total number of shares of all classes which the corporation shall have authority to issue is 30,000,000 shares, of which 20,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock" and 10,000,000 shares, par value $0.01 per share, shall be of a class designated "Special Stock."

         (b) The Special Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of Special Stock, and to fix the number of shares of any series of Special Stock and the designation of any such series of Special Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         (c) Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Special Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the shareholders of the corporation.

                                  ARTICLE VII

         (a) The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Pursuant toss.200.5(d) of the California General Corporation Law, the incumbent trustees of National Income Realty Trust shall constitute the initial directors of the Corporation.

         (b) Whenever the holders of any one or more series of Special Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to
Article VI applicable thereto.


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                                  ARTICLE VIII

         (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or, otherwise, to the fullest extent permissible under California law.

         (c) Any amendment, repeal or modification of any provision of this
Article VIII shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Incorporation this 5th day of November, 1998 in accordance with the provisions of Section 200.5(c) of the California General Corporation Law.



                                        /s/ WILLIAM S. FRIEDMAN
                                        ---------------------------------------
                                        William S. Friedman, President,
                                        National Income Realty Trust
                                        and Incorporator of National
                                        Income Realty Corporation




                                        /s/ KATHRYN MANSFIELD
                                        ---------------------------------------
                                        Kathryn Mansfield, Secretary, National
                                        Income Realty Trust and Incorporator of
                                        National Income Realty Corporation


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                                   DECLARATION

         Under penalty of perjury, the undersigned officers of National Income Realty Trust (the "Trust") hereby verify that the incorporation of the Trust has been approved by the trustees of the Trust and has been approved by the affirmative vote of a majority of the outstanding voting shares of beneficial interest of the Trust, in accordance with the provisions of Section 200.5(a) of the California General Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this Declaration as of November 5, 1998.




                                        /s/ WILLIAM S. FRIEDMAN
                                        ---------------------------------------
                                        William S. Friedman, President, National
                                        Income Realty Trust and Incorporator of
                                        National Income Realty Corporation




                                        /s/ KATHRYN MANSFIELD
                                        ---------------------------------------
                                        Kathryn Mansfield, Secretary, National
                                        Income Realty Trust and Incorporator of
                                        National Income Realty Corporation



                                                      [SEAL]



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